Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-277732) on Form S-3 and related Prospectus of MoneyLion Inc. of our report dated March 7, 2024, relating to the consolidated financial statements of MoneyLion Inc., appearing in the Annual Report on Form 10-K of MoneyLion Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Austin, Texas

June 14, 2024